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                                                                     EXHIBIT 3.2

                                                                          [SEAL]

                              ARTICLES OF AMENDMENT
                                     TO THE                               [SEAL]
                            ARTICLES OF INCORPORATION
                                       OF
                                 ENTROPIN, INC.

     PURSUANT TO SECTION 7-106-102 OF THE COLORADO BUSINESS CORPORATION ACT, ENTROPIN, INC. (THE "CORPORATION") ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED:

     1.   THE NAME OF THE CORPORATION IS ENTROPIN, INC.

     2. THE ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED, HEREBY ARE AMENDED TO INCLUDE EXHIBIT A ATTACHED HERETO, WHICH DESIGNATES A SERIES OF THE CORPORATION'S PREFERRED STOCK (THE "SERIES B NONVOTING CONVERTIBLE REDEEMABLE PREFERRED STOCK") AND SETS FORTH THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF SUCH PREFERRED STOCK.

     3. THIS AMENDMENT WAS DULY ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON JUNE 23, 1998.

          ON BEHALF OF ENTROPIN, INC. HIGGINS D. BAILEY, CHAIRMAN OF THE BOARD OF DIRECTORS, BY HIS SIGNATURE BELOW, DOES HEREBY CONFIRM, UNDER THE PENALTIES OF PERJURY, THAT THE FOREGOING ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED, OF ENTROPIN, INC. ARE A TRUE AND CORRECT COPY OF SAID DOCUMENT.

                                              ENTROPIN, INC.

                                           BY /s/ Higgins D. Bailey
                                              -----------------------------
                                              HIGGINS D. BAILEY,
                                              CHAIRMAN OF THE BOARD OF DIRECTORS


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                                    EXHIBIT A

     RESOLVED, that a series of the class of authorized Preferred Stock be hereby created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as shares of "Series B Nonvoting Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be four hundred thousand (400,000).

          SECTION 2. DIVIDEND RIGHTS. Dividends on the Series B Preferred Stock shall accrue at the rate of $.50 per annum, shall be cumulative from the date of first issuance and shall be paid annually in arrears commencing
July 15, 1998. At the Corporation's election, annual dividends may be paid in cash and/or in shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), at the rate of one share of Common Stock for each $5.00 in accrued dividends.

          SECTION 3. CONVERSION RIGHTS. The Series B Preferred Stock is convertible at the option of the holder at any time into shares of the Company's Common Stock. The number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock is equal to: $5.00, plus accrued and unpaid dividends, divided by $5.00(the "Conversion Price"), subject to adjustment to reflect any stock split, stock dividend, combination, recapitalization and the like. Assuming no accrued and unpaid dividends, each share of Series B Preferred Stock will be convertible to one share of Common Stock.

          SECTION 4. MANDATORY REDEMPTION RIGHTS. The Series B Preferred Stock shall be issued and outstanding for a period not to exceed five (5) years from the date of issuance ("Expiration Date"), at which time all issued and outstanding shares of Series B Preferred Stock shall be subject to mandatory redemption by the Corporation at the redemption price of $5.00 per share, together with all accrued and unpaid dividends up to the Expiration Date.

          SECTION 5. ELECTIVE REDEMPTION. Prior to the Expiration Date, the Corporation may, at its sole and exclusive option, redeem or otherwise acquire, in whole or in part on a pro rata basis with other holders of the Series B Preferred Stock, outstanding Series B Preferred Stock upon 30 days' written notice (the "Notice of Redemption") to the holders of the Series B Preferred Stock at $5.00 per share plus accrued and unpaid dividends to the redemption date. Notwithstanding the foregoing, in the event the Corporation redeems the Series B Preferred Stock within one year from the date of issuance, the redemption price shall be $6.00 per share; provided, however, in the event the Corporation redeems the Series B Preferred Stock within six months from the date of issuance, the holders of the Series B Preferred Stock shall receive a dividend equal to one-half of the annual accrued dividend amount. The Series B Preferred Stock may be converted by the holders during the 30 day period prior to the effective date of

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redemption set forth in the Notice of Redemption (the "Effective Date"). If not
converted, the Series B Preferred Stock, or any portion thereof identified in the Corporation's Notice of Redemption, Will be redeemed on the Effective Date. In the event fewer than the total number of the Corporation's Series B Preferred Stock are redeemed, the Company will issue a new stock certificate representing the number of unredeemed shares of Series B Preferred Stock to the holder without cost to such holder.

          SECTION 6. NOTICE OF REDEMPTION. The Corporation will send by registered mail written notice of each redemption of Series B Preferred Stock to each record holder of Series B Preferred Stock not more than 30 days after the date the Board of Directors approved the redemption (the "Notice of Redemption"). Upon mailing any Notice of Redemption, the Corporation shall become obligated to redeem the specified total number of Series B Preferred Stock at the specified time of redemption, which time shall in no event be later than 90 days after the Board of Directors approved the redemption.

          SECTION 7. EFFECT OF REDEMPTION OR PURCHASE. Any share of Series B Preferred Stock that is redeemed or otherwise acquired by the Corporation shall be deemed canceled immediately upon redemption or acquisition by the Corporation without any further act or notice and shall not be reissued, sold or transferred. In case fewer than the total number of Series B Preferred Stock shares represented by any certificate are redeemed, the Corporation will issue a new certificate representing the number of unredeemed Series B Preferred Stock shares to the holder thereof without cost to such holder.

          SECTION 8. CANCELLATION. If any shares of Series B Preferred Stock remains outstanding as of 11.59 p.m., Mountain Daylight Time, on the Expiration Date, such share shall be deemed canceled immediately without any act or notice by the Corporation and all rights attendant to such share shall cease.

          SECTION 9. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation during the five year period from the date of issuance of the Series B Preferred Stock, after payment or provision for payment of the debts and other liabilities of the Corporation, and subordinate to the rights of the holders of the outstanding shares of the Corporation's Series A Preferred Stock to receive $1.00 per share in liquidation, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Corporation's other preferred stock or the Common Stock of the Corporation, by reason of their ownership thereof, an amount equal to five dollars ($5.00) for each share. as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

          All preferential amounts to be paid to the holders of the Series B Preferred Stock under this Section 8 shall be paid or set apart for payment after the payment or setting apart for payment of any amount for (or the distribution of any assets of the Corporation to) the holders of

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the Corporation's Series A Preferred Stock, and before the payment or setting apart for payment of any amount for (or the distribution of any assets of the Corporation to) the holders of the Corporation's other preferred stock or the Common Stock of the Corporation in connection with such liquidation, dissolution or winding-up, and the holders of such other preferred stock or the Common Stock of the Corporation shall share ratably all remaining assets of the Corporation with no further right of participation accruing to any holder of Series B Preferred Stock. If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of the affairs of the Corporation, the assets and surplus funds legally available for distribution shall be distributed ratably first to the holders of the Corporation's outstanding Series A Preferred Stock and next among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

          SECTION 10.  VOTING RIGHTS.

          (a) NO VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall not be entitled to vote upon matters submitted to shareholders for a vote.

          (b) NOTICE. The holders of Series B Preferred Stock shall not be entitled to receive notice of meetings of the shareholders.

          SECTION 11. AMENDMENTS. No amendment shall be made to the rights or obligations of the Series B Preferred Stock.

          SECTION 12. OTHER CLASSES OR SERIES. Nothing contained herein shall preclude the Corporation from issuing, at any time and from time to time, shares of one or more other classes or series of preferred stock authorized to be issued by the Articles of the Corporation (as may be amended from time to time), which shall be subordinate first to the Series A Preferred Stock and second to the Series B Preferred Stock in redemption and liquidation rights.

          SECTION 13. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or reserved to other series of preferred stock, if any, shall be vested in the Common Stock of the Corporation.